UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2014

DIXIE FOODS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-54536	80-0608195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o KCI Investments, LLC 4033 South Dean Martin Drive Las Vegas, Nevada 89103
(Address of principal executive offices)

(702) 834-7101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 28, 2014, Dixie Foods International, Inc., a Florida corporation, through its PRB II, LLC subsidiary (collectively the “Registrant”), entered into a Binding Agreement (the “Binding Agreement”) with various parties (collectively the “Sellers”) providing for the Registrant to:

1.	take over the space and all of its contents, equipment and tenant improvements (collectively the "Predecessor Business") located at 410 South Rampart, Suite 120; Las Vegas, NV 89145 (the "Location") from Integrity Food Group, LLC (the "Seller"), and

2.	enter into a "Modified Lease" with the Location’s “Landlord”

all for the purpose of the Registrant opening and operating a new restaurant: TAPAS - by Alex Stratta.

In addition to entering into the New Lease, the Registrant will:

1.	assume the Seller's payment obligations on approximately $79,000 of existing debt and

2.	issue to the Sellers 50,000 shares of the Registrant's Common Stock.

The Binding Agreement is subject to the following conditions: (i) execution of this Agreement; (i) the Registrant's renegotiation of the existing lease between the Seller and the landlord for the Premises on terms satisfactory to the Registrant (which already has been satisfied; (ii) the Registrant's renegotiation of the terms of the Note on terms satisfactory to the Registrant; (iii) the Registrant's establishment and set-up of a credit card processing source, and (iv) the Registrant's acknowledgement from the relevant liquor licensing authorities that it can operate and sell liquor temporarily under the Predecessor Business's liquor license while the Registrant is attempting to procure its own liquor license.

The Registrant issued a press release regarding the Binding Agreement on October 30, 2014, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report:

Exhibit 99.1	Press release dated October 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIXIE FOODS INTERNATIONAL, INC

Dated: October 30, 2014	/s/ Richard Groberg
Richard Groberg
Chief Financial Officer